CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-46613, 333-92395, 333-49890, 333-73208, 333-98285, 333-113614, 333-115342, 333-150258, 333-173066, 333-190524, 333-217070, 333-219870, and 333-225472 on Form S-8, and Registration Statement No. 333-228549 on Form S-3, of our report dated March 13, 2019 (November 7, 2019, as to the effects of the correction of previously issued financial statements discussed in Note 1), relating to the financial statements of Kopin Corporation appearing in this Annual Report on Form 10-K of Kopin Corporation for the year ended December 28, 2019.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 11, 2020